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                                                                       EXHIBIT 5
                               DAVIS & ASSOCIATES
                               RITZ CARLTON ANNEX
                                 P. O. BOX 12009
                      MARINA DEL REY, CALIFORNIA 90295-3009

(310) 823-8300                                          FACSIMILE (310) 301-3370

January 14, 2000

Pop N Go, Inc.
12429 East Putnam Street
Whittier, California 90602

Attention: Mel Wyman

Re:     1,994,548 SHARES OF COMMON STOCK OF
        POP N GO, INC. PREVIOUSLY ISSUED AND NOW
        IN THE PROCESS OF BEING REGISTERED UNDER
        THE SECURITIES ACT OF 1933  (FORM SB-2
        DATED JANUARY 14, 2000) FOR RESALE
        BY SELLING SHAREHOLDERS

Gentlemen:

We have been retained by Pop N Go, Inc., a Delaware corporation (the "Company"), as legal counsel for the purpose of rendering this Opinion.

We have considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. In addition, we have examined and assumed the correctness of originals or copies of various company documents, as well as its Form SB-2 Registration Statement filed under the Securities Act of 1933 under date of January 14, 2000, and affidavits of the Company's officer, which we consider relevant for the purposes of this opinion. In rendering this Opinion, we have relied solely upon the documentation provided by the Company and the affidavits supplied by the Company's management, and our Opinion is qualified in all respects by our assumption of the truthfulness and correctness of all documents and affidavits which have been supplied to us.


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Pop N Go, Inc.
Page 2
January 14, 2000


In our opinion, the 1,994,548 Shares of the Company's Common Stock previously issued to shareholders, and now in the process of being registered under the Securities Act of 1933 (Form SB-2 filed January 14, 2000) (the "Shares") were at the time of original issuance and now are, duly authorized, validly issued, fully paid, and non- assessable.

We hereby consent to the use of our name in the Registration Statement under the caption "Legal Experts" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the shares or the Registration Statement.


/s/

DAVIS & ASSOCIATES